EXHIBIT 99.1
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                              SILGAN HOLDINGS INC.


                            2004 STOCK INCENTIVE PLAN



       (Adopted by the Board of Directors effective as of April 12, 2004)














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                              TABLE OF CONTENTS
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SECTION 1.  ESTABLISHMENT AND PURPOSE.....................................1

SECTION 2.  DEFINITIONS...................................................1

     "162(m) Employee"....................................................1

     "Affiliate"..........................................................1

     "Award"..............................................................1

     "Award Agreement"....................................................1

     "Board of Directors".................................................1

     "Cause"..............................................................1

     "Change in Control"..................................................1

     "Code"...............................................................3

     "Committee"..........................................................3

     "Company"............................................................3

     "Disability".........................................................3

     "Employee"...........................................................3

     "Exchange Act".......................................................3

     "Exercise Price".....................................................3

     "Fair Market Value"..................................................3

     "Key Employee".......................................................3

     "Maximum Amount".....................................................3

     "Option".............................................................3

     "Outside Director"...................................................3

     "Parent".............................................................4

     "Participant"........................................................4

     "Performance Award"..................................................4

     "Performance Criteria"...............................................4

     "Performance Cycle"..................................................4

     "Plan"...............................................................4

     "Prior Plans"........................................................4

     "Purchase Price".....................................................4

     "Restricted Share"...................................................4


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     "Restricted Stock Unit"..............................................4

     "Retirement".........................................................4

     "SAR"................................................................4

     "Service"............................................................4

     "Share"..............................................................4

     "Stock"..............................................................5

     "Stock Unit".........................................................5

     "Subsidiary".........................................................5

SECTION 3.  ADMINISTRATION................................................5

     (a) Committee Composition............................................5

     (b) Committee Procedures.............................................5

     (c) Committee Responsibilities.......................................5

     (d) Delegation.......................................................7

SECTION 4.  ELIGIBILITY...................................................7

SECTION 5.  STOCK SUBJECT TO PLAN.........................................7

     (a) Basic Limitation.................................................7

     (b) Application of Limitation........................................7

     (c) Dividends and Dividend Equivalents...............................8

     (d) Limits on Individual Grants......................................8

SECTION 6.  RESTRICTED SHARES.............................................8

     (a) Award Agreement..................................................8

     (b) Payment for Awards...............................................8

     (c) Vesting..........................................................8

     (d) Voting and Dividend Rights.......................................9

SECTION 7.  OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.................9

     (a) Duration of Offers and Nontransferability of Rights..............9

     (b) Withholding Taxes................................................9

SECTION 8.  TERMS AND CONDITIONS OF OPTIONS...............................9

     (a) Award Agreement..................................................9

     (b) Exercise Price...................................................9

     (c) Withholding Taxes...............................................10

     (d) Exercisability..................................................10

     (e) Term of the Option..............................................10


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     (f) Effect of Change in Control.....................................11

     (g) No Rights as a Stockholder......................................11

     (h) Prohibition on Repricing........................................11

SECTION 9.  PAYMENT FOR SHARES...........................................11

     (a) General Rule....................................................11

     (b) Surrender of Stock..............................................11

     (c) Cashless Exercise...............................................12

SECTION 10.  STOCK APPRECIATION RIGHTS...................................12

     (a) Award Agreement.................................................12

     (b) Exercise Price..................................................12

     (c) Exercisability..................................................12

     (d) Term of SAR.....................................................12

     (e) Effect of Change in Control.....................................13

     (f) Exercise of SARs................................................13

     (g) Prohibition on Repricing........................................14

SECTION 11.  RESTRICTED STOCK UNITS......................................14

     (a) Award Agreement.................................................14

     (b) Payment for Awards..............................................14

     (c) Vesting Conditions..............................................14

     (d) Voting and Dividend Rights......................................14

     (e) Settlement of Stock Units.......................................15

     (f) Creditors' Rights...............................................15

SECTION 12.  PERFORMANCE AWARDS..........................................15

     (a) Award Agreement.................................................15

     (b) Eligibility.....................................................15

     (c) Performance Cycle...............................................15

     (d) Earn-Out........................................................15

     (e) Vesting.........................................................16

     (f) Settlement of Performance Awards................................16

     (g) Dividend Equivalents............................................16

     (h) Section 162(m) of the Code......................................16

SECTION 13.  LEAVES OF ABSENCE...........................................17

SECTION 14.  TERMINATION FOR CAUSE.......................................17


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SECTION 15.  DIRECTOR AWARDS.............................................17

     (a) Annual Grant....................................................17

     (b) Vesting.........................................................17

     (c) Option Term.....................................................17

SECTION 16.  DEATH OF RECIPIENT..........................................18

SECTION 17.  ADJUSTMENT OF SHARES........................................18

     (a) Adjustments.....................................................18

     (b) Dissolution or Liquidation......................................19

     (c) Reorganizations.................................................19

     (d) Reservation of Rights...........................................19

SECTION 18.  DEFERRAL OF AWARDS..........................................20

     (a) Deferral Forms..................................................20

     (b) Deferral Conditions.............................................20

     (c) Effect of a Change in Control...................................20

     (d) Voting and Dividend Rights......................................20

SECTION 19.  FRACTIONAL SHARES...........................................21

SECTION 20.  AWARDS UNDER OTHER PLANS....................................21

SECTION 21.  NONTRANSFERABILITY OF AWARD.................................21

SECTION 22.  LEGAL AND REGULATORY REQUIREMENTS...........................21

SECTION 23.  WITHHOLDING TAXES...........................................22

     (a) General.........................................................22

     (b) Method of Satisfying Withholding Obligations....................22

SECTION 24.  NO EMPLOYMENT RIGHTS........................................22

SECTION 25.  NO SEGREGATION OF ASSETS....................................22

SECTION 26.  EFFECT ON OTHER PLANS.......................................22

SECTION 27.  DURATION AND AMENDMENTS.....................................22

     (a) Term of the Plan................................................22

     (b) Right to Amend or Terminate the Plan............................22

     (c) Effect of Amendment or Termination..............................23

SECTION 28.  CHOICE OF LAW...............................................23

SECTION 29.  SEVERABILITY................................................23

SECTION 30.  EXECUTION...................................................23


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                              SILGAN HOLDINGS INC.

                            2004 STOCK INCENTIVE PLAN



SECTION 1.  ESTABLISHMENT AND PURPOSE.

     The Plan was adopted by the Board of Directors effective as of April 12, 2004. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging officers, other Key Employees and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers, other Key Employees and Outside Directors with exceptional qualifications and (c) linking officers, other Key Employees and Outside Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options, SARs, Stock Units and/or Performance Awards. Any Awards granted under the Plan shall be contingent on the approval of the Plan by the Company's stockholders. If their approval is not obtained, the Plan will have no effect, and any Awards granted under the Plan shall be rescinded.

SECTION 2.  DEFINITIONS.

     "162(m) Employee" shall mean an Employee who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

     "Affiliate" shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own less than 50% of such entity.

     "Award" shall mean any award of a Restricted Share, an Option, a SAR or a Stock Unit or a Performance Award under the Plan.

     "Award Agreement" shall mean the agreement between the Company and the recipient of an Award, which contains the terms, conditions and restrictions pertaining to such Award.

     "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

     "Cause" shall have the definition given to such term in the Employee's employment agreement if the Employee has such an agreement containing a definition of "Cause". If the Employee does not have such an agreement, "Cause" shall mean gross misconduct or willful and material breach of the individual's duties as an Employee, as determined by the Committee in its sole discretion.

     "Change in Control" shall mean the occurrence of any of the following events:

          (i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more





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     of either (A) the  combined  voting  power of the then  outstanding  voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") or (B) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself directly acquired from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction that complies with clauses (A) and (B) of paragraph (iii) of this definition; or

          (ii) a change in the composition of the Board of Directors such that the individuals who, as of the effective date of the Plan, constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute two thirds of the Board of Directors; provided, however, for purposes of this paragraph, that any individual (i) who was nominated to the Board of Directors in accordance with the procedures described in the Stockholders Agreement between R. Philip Silver and D. Greg Horrigan and the Board of Directors, dated as of February 14, 1997, as that agreement may be amended from time to time, or (ii) whose election or nomination for election by the Company's stockholders was approved by a vote of a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of any actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or

          (iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are beneficial owners of the Outstanding Company Voting Securities and Outstanding Company Common Stock, respectively, immediately prior to such Corporate Transaction shall beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or the outstanding shares of common stock, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as the result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Company Voting Securities or Outstanding Company Common Stock, as the case may be, and (B) individuals who were members of the Incumbent Board shall constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.


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     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the committee designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

     "Company" shall mean Silgan Holdings Inc., a Delaware corporation.

     "Disability" shall mean a condition entitling an Employee to long-term disability benefits under a long-term disability plan sponsored by the Company or a Parent or Subsidiary of the Company, or under the U.S. Social Security Act. For Outside Directors, "Disability" shall mean the inability by reason of illness or injury to perform substantially all duties as an Outside Director during any continuous period of 180 days.

     "Employee" shall mean any individual who is classified as an employee on the payroll records of the Company, a Parent or a Subsidiary.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exercise Price" shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Award Agreement. "Exercise Price," in the case of a SAR, shall mean an amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

     "Fair Market Value" with respect to a Share, shall mean, for any particular determination date, (i) if the Stock is listed or admitted to trade on a national securities exchange, the average of the high and low sales prices for the Stock on such date on the composite tape of the principal national securities exchange on which the Stock is so listed or admitted to trade, (ii) if the Stock is not listed or admitted to trade on a national securities exchange, the average of the high and low sales prices for the Stock on such date as furnished by the National Association of Securities Dealers, Inc. through NASDAQ (or a similar organization if NASDAQ is no longer reporting such information), or (iii) if the Stock is not listed or admitted to trade on a national securities exchange and if sales prices for the Stock are not so furnished through NASDAQ or a similar organization, the fair market value of the Stock on such date as determined in good faith by the Committee, taking into consideration, among other things, recent sales of the Stock.

     "Key Employee" means any Employee (including any officer) who is designated by the Committee as eligible to receive Awards under the Plan.

     "Maximum Amount" shall mean the maximum amount of Performance Awards that can be earned if the Performance Criteria are satisfied, as determined by the Committee.

     "Option" shall mean a nonstatutory stock option granted under Section 8 of the Plan and entitling the holder to purchase Shares.

     "Outside Director" shall mean a member of the Board of Directors who is not an Employee of the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan.



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     "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

     "Participant" shall mean an individual or estate who holds an Award.

     "Performance Award" shall mean an Award granted under Section 12 of the Plan.

     "Performance Criteria" shall mean, with respect to any Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during the Performance Cycle. The Committee may select as the Performance Criteria for a Performance Cycle any one or combination of the measures set forth on Exhibit A. Any such amendment of the Performance Criteria shall have no effect on Awards granted before the date of such amendment.

     "Performance Cycle" shall mean, with respect to any Award that vests based on Performance Measures, the period of 12 months or longer over which the level of performance will be assessed. The first Performance Cycle under the Plan shall begin on such date as is set by the Committee, in its discretion, but in no event earlier than January 1, 2004, provided that 162(m) Employees may not receive Performance Awards under this Plan for any Performance Cycle beginning prior to January 1, 2005.

     "Plan" shall mean this 2004 Stock Incentive Plan of Silgan Holdings Inc., as amended from time to time.

     "Prior Plans" shall mean the Silgan Holdings Inc. Fourth Amended and Restated 1989 Stock Option Plan and the Silgan Holdings, Inc. 2002 Non-Employee Directors Stock Option Plan.

     "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

     "Restricted Share" shall mean a Share awarded under Section 6 of the Plan.

     "Restricted Stock Unit" shall mean a Stock Unit awarded under Section 11 of the Plan.

     "Retirement" shall mean voluntary termination of Service on or after age 60 with 10 years of Service.

     "SAR" shall mean a stock appreciation right granted under Section 10 of the Plan.

     "Service" shall mean service as an Employee or Outside Director.

     "Share"  shall mean one share of Stock,  as  adjusted  in  accordance  with
Section 17 (if applicable).



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     "Stock" shall mean the authorized and issuable  common stock of the Company
($.01 par value).

     "Stock Unit" shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under Section 11 of the Plan.

     "Subsidiary" shall mean any corporation, if the Company and the other subsidiaries of the Company own, in the aggregate, not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3.  ADMINISTRATION.

     (a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board of Directors. In addition, the composition of the Committee shall satisfy

          (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act;

          (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code; and

          (iii) such rules as the applicable national securities exchange may establish for directors serving on the compensation committee of a company listed on such exchange or, if the Stock is not listed on any national securities exchange, such rules as the National Association of Securities Dealers may establish for directors serving on the compensation committee of a company listed on NASDAQ.

     (b) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

     (c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

          (i)   To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;



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          (iv)   To determine when  Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

          (v)    To select the Award recipients;

          (vi) To determine the number of Shares to be offered to each Participant or to be made subject to each Option;

          (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price and the vesting of the Award, and to specify the provisions of the Award Agreement relating to such award or sale;

          (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price and the vesting or duration of the Option, and to specify the provisions of the Award Agreement relating to such Option;

          (ix) To prescribe the terms and conditions of each Performance Award, including (without limitation) the applicable Performance Criteria, the vesting of the Award and the timing of distributions, to specify the provisions of the Award Agreement relating to such Performance Award, to evaluate the applicable level of performance over a Performance Cycle, and to certify the level of performance attained with respect to the Performance Criteria;

          (x) To amend any outstanding Award Agreement, subject to applicable legal restrictions, to applicable stock exchange or stock market rules, and to the consent of the Participant who entered into such agreement, provided that the prohibitions on the repricing of Stock Options and Stock Appreciation Rights, as described in Sections 8(h) and 10(f), respectively, may not be waived, and the terms and conditions of Awards to officers and directors subject to Section 16 of the Exchange Act cannot be modified, amended or waived other than on account of death, disability, retirement, a change in control, or a termination of employment in connection with a business transfer;

          (xi) To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration;

          (xii) To make any adjustments to the Plan (including, but not limited to, adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan as may be appropriate pursuant to Section 17;

          (xiii) To make any modifications to the Plan that the Committee may determine to be necessary to implement and administer the Plan in countries outside the United States;

          (xiv) To determine under which circumstances Awards may be deferred by a Participant and the extent to which a deferral shall be credited with dividend equivalents, interest or any other form of investment return;



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          (xv)  To determine the disposition of each Award under the Plan in the event of a Participant's divorce or dissolution of marriage;

          (xvi) To determine whether Awards under the Plan shall be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

          (xvii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement; and

          (xviii) To take any other actions deemed necessary or advisable for the administration of the Plan.

     (d)   Delegation.   The   Committee  may  not  delegate  any  authority  or
responsibility granted to the Committee in subsection (c) of this Section 3.

SECTION 4.  ELIGIBILITY.

     Only officers and other Key Employees shall be eligible for the grant of SARs and Performance Awards. Officers , other Key Employees and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units and Options.

SECTION 5.  STOCK SUBJECT TO PLAN.

     (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares that may be issued in connection with Options, SARs, Stock Units, Restricted Shares and Performance Awards awarded under the Plan shall not exceed 900,000 Shares, which includes the number of Shares remaining available for future grants under the Prior Plans as of the date this Plan is approved by stockholders. The limitation of this Section 5(a) shall be subject to adjustment pursuant to
Section 17.

     (b) Application of Limitation. The number of Shares available for future Awards under the Plan shall be reduced (i) in the case of Awards of Options and SARs, by the number of Shares issuable upon exercise of such Options, and (ii) in the case of Awards of Restricted Shares or Stock Units by two Shares for every one Restricted Share or Stock Unit awarded. For this purpose, when an Option and SAR are awarded in tandem, so that exercise of one results in cancellation of the other, the Option and SAR shall be deemed to relate to the same Share. If Awards are forfeited or cancelled or expire or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. Shares granted under this Plan in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity shall not reduce the number of Shares available for Awards under the Plan. Shares granted under the Prior Plans shall not again become available for Awards under the Plan, even if the Shares expire or terminate or are forfeited, cancelled, or settled in cash.



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     (c) Dividends and Dividend Equivalents. The Committee in its discretion may provide in any Award Agreement that dividends and dividend equivalents shall be paid or credited on vested Awards or on all Awards granted under the Award Agreement. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Awards available under the Plan. Dividends and dividend equivalents may be distributed immediately or credited to a deferred compensation account established for the Participant by the Committee as an entry on the Company's books, as elected by the Participant. The Committee shall determine any terms and conditions on deferral of a dividend or dividend equivalent, including any interest or other form of investment return.

     (d) Limits on Individual Grants. Subject to Section 17, no Participant may be granted Awards of more than 112,500 Restricted Shares or Stock Units (or any combination thereof) during any period of 36 consecutive months. Performance Awards shall be paid in Restricted Shares or Stock Units, and shall be subject to the limit set forth in the preceding sentence. Subject to Section 17, no Participant may be granted Awards of Options or SARs (or any combination thereof) with respect to more than 225,000 Shares during any period of 36 consecutive months (for this purpose, when an Option and SAR are awarded in tandem, so that exercise of one results in cancellation of the other, the Option and SAR shall be deemed to relate to the same Shares).

SECTION 6.  RESTRICTED SHARES.

     (a) Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Committee may condition a Participant's eligibility for a grant of Restricted Shares on the achievement by the Company or a Subsidiary or business unit of the Company of a target level of performance for a specified Performance Cycle, in which case the Award shall be a Performance Award subject to Section 12. The provisions of the various Award Agreements granting Restricted Shares under the Plan need not be identical.

     (b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past service and future service. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

     (c) Vesting. Each Award of Restricted Shares to an Employee shall become fully vested, in the discretion of the Committee, over a period no shorter than three years from the date of grant, as specified in the Award Agreement, except that Restricted Shares granted to a new Employee in the fiscal year of the Company in which his or her Service first commences may become vested more quickly, but over a period no shorter than one year from the date of grant. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Employee's termination of employment, the unvested Shares shall be forfeited, provided that an Award

Agreement may provide for accelerated vesting in the event of the Employee's death, Disability or Retirement or other events. Restricted Shares shall immediately become vested in the event of a Change in Control unless the Shares vest on the basis of the performance of the Company, a Subsidiary or a business unit, in which case the provisions of Section 12 shall control, or the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Restricted Shares or substitutes its own stock for the outstanding Restricted Shares or the outstanding Restricted Shares are converted into stock of the surviving corporation or its parent or subsidiary. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Restricted Shares or substitutes its own stock for the Restricted Stock, a Participant's assumed or substituted Shares shall become fully vested in the event the Participant's service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control. The vesting requirements of Restricted Shares granted to Outside Directors shall be subject to Section 15(b).

     (d) Voting and Dividend Rights. Participants holding Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders, except that Restricted Shares shall be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the Award vests.

SECTION 7.  OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.

     (a) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than pursuant to an Option) shall automatically expire if not exercised by the Participant 30 days after the grant of such right was communicated to him or her by the Committee. Such right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted.

     (b) Withholding Taxes. As a condition to the purchase of Shares, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

SECTION 8.  TERMS AND CONDITIONS OF OPTIONS.

     (a) Award Agreement. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. All Options granted under the Plan shall be nonstatutory stock options. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements granting Options under the Plan need not be identical.

     (b) Exercise Price. Each Award Agreement granting Options shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except for Options granted in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity. Subject to the foregoing in this Section 8(b), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in
Section 9.

     (c) Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

     (d) Exercisability. Each Award Agreement granting Options shall specify the date when all or any installment of the Option is to become exercisable. Each Option granted to an Employee shall become fully vested, in the discretion of the Committee, over a period no shorter than 12 months. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Employee's termination of employment, the unvested Options shall be forfeited. Subject to the foregoing in this subsection (d), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable. Such provisions need not be uniform among all Options issued pursuant to the Plan. The vesting requirements of Options granted to Outside Directors shall be subject to Section 15(b).

     (e) Term of the Option. The Award Agreement granting Options to an Employee shall also specify the term of the Option, which term shall not be longer than seven years, and shall provide for extension of the Option term or expiration of the Option prior to the end of the term in the event of the termination of the Employee's Service, as described below:

          (i) In the event of the Employee's termination of Service due to death or Disability, the term of the Option shall expire as of the earlier of the first anniversary of such termination of Service or the original expiration date specified in the Award Agreement; provided , however, that there shall be a minimum period of six months following such death to exercise any vested Options, regardless of the original expiration date specified in the Award Agreement.

          (ii) In the event of the Employee's Retirement, the term of the Option shall expire as of the earlier of the first anniversary of the Employee's Retirement or the original expiration date specified in the Award Agreement; provided, however, that if the Employee dies during such post-Retirement period, there shall be a minimum period of six months following such death to exercise any vested Options, regardless of the original expiration date specified in the Award Agreement.

          (iii) In the event of the involuntary termination of the Employee's Service without Cause, the term of the Option shall expire as of the earlier of 90 days following the date of the Employee's termination or the original expiration date specified in the Award Agreement; provided, however, that if the Employee dies during such 90-day period there shall be a minimum period of six months following such death to exercise any vested Options, regardless of the original expiration date specified in the Award Agreement.

          (iv) In the event of the Employee's voluntary resignation (other than Retirement) or the Employee's involuntary termination of Service for Cause, all outstanding Options shall immediately be cancelled.

Options granted to an Employee may be awarded in combination with SARs, and such an Award shall provide that the Options shall not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this subsection (e), the Committee at its sole discretion shall determine when an Option is to expire. Such provisions need not be uniform among all Options issued pursuant to the Plan.

The term of any Option granted to Outside Directors shall conform to the requirements of Section 15(c).

     (f) Effect of Change in Control. An Option shall become exercisable as to all of the Shares subject to such Option in the event of a Change in Control, unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Options or substitutes its own stock for the Shares underlying the outstanding Options. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Options or substitutes its own stock for the Shares underlying the outstanding Options, a Participant's assumed Options or substituted options shall become exercisable as to all of the shares subject to such options in the event the Participant's service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control.

     (g) No Rights as a Stockholder. A Participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made to the Award, except as provided in
Section 17.

     (h) Prohibition on Repricing. The Committee shall not reduce the Exercise Price of an Option (except for adjustments permitted by Section 17), or cancel and replace an existing Option with an Option having a lower Exercise Price, without first obtaining approval for such actions from the Company's stockholders.

SECTION 9.  PAYMENT FOR SHARES.

     (a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America or an approved cash equivalent at the time when such Shares are purchased, either alone or in combination with one or both of the payment methods permitted under Section 9(b) and 9(c) below.

     (b) Surrender of Stock. To the extent that an Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares that have already been owned by the Participant or his representative for more than six months. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. Notwithstanding the foregoing, the Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     (c) Cashless Exercise. To the extent that an Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 10.  STOCK APPRECIATION RIGHTS.

     (a) Award Agreement. Each grant of a SAR under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Award Agreements granting SARs under the Plan need not be identical.

     (b) Exercise Price. Each Award Agreement granting SARs shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except for SARs granted in combination with Options or in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity. Subject to the foregoing in this
Section 10(b), the Exercise Price under any SAR shall be determined by the Committee at its sole discretion.

     (c) Exercisability. Each Award Agreement granting SARs shall specify the date when all or any installment of the SAR is to become exercisable. Each SAR shall become fully vested, in the discretion of the Committee, over a period no shorter than 12 months. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Participant's termination of employment, the unvested SAR shall be forfeited. Subject to the foregoing in this Section 10(c), the Committee at its sole discretion shall determine when all or any installment of a SAR is to become exercisable. Such provisions need not be uniform among all SARs issued pursuant to the Plan.

     (d) Term of SAR. The Award Agreement granting the SAR shall also specify the term of the SAR, which term shall not be longer than seven years, and may provide for extension of the SAR term or expiration prior to the end of the SAR term in the event of the termination of the Participant's employment.

          (i) In the event of the Participant's termination of Service due to death or Disability, the term of the SAR shall expire as of the earlier of the first anniversary of such termination of Service or the original expiration date specified in the Award Agreement; provided , however, that there shall be a minimum period of six months to exercise any vested SARs following such termination of Service, regardless of the original expiration date specified in the Award Agreement.

          (ii) In the event of the Participant's Retirement, the term of the SAR shall expire as of the earlier of the first anniversary of the Participant's Retirement or the original expiration date specified in the Award Agreement; provided, however, that if the Participant dies during such post-Retirement period, there shall be a minimum period of six months following such death to exercise any vested SARs, regardless of the original expiration date specified in the Award Agreement.

          (iii) In the event of the involuntary termination of the Participant's Service without Cause, the term of the SAR shall expire as of the earlier of 90 days following the date of the Participant's termination or the original expiration date specified in the Award Agreement; provided, however, that if the Participant dies during such 90-day period there shall be a minimum period of six months following such death to exercise any vested SARs, regardless of the original expiration date specified in the Award Agreement.

          (iv) In the event of the Participant's voluntary resignation (other than Retirement) or the Participant's involuntary termination of Service for Cause, all outstanding SARs shall immediately be cancelled.

A SAR may be awarded in combination with an Option either at the time of the Option grant or any time thereafter. Such an Award shall provide that the SAR shall not be exercisable unless the related Option is forfeited. A SAR granted under the Plan may provide that it shall be exercisable only in the event of a Change in Control. Subject to the foregoing in this Section 10(c), the Committee at its sole discretion shall determine when a SAR is to expire. Such provisions need not be uniform among all SARs issued pursuant to the Plan.

     (e) Effect of Change in Control. A SAR shall become fully exercisable in the event of a Change in Control, unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding SAR or substitutes its own stock for the Shares underlying the outstanding SARs. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding SARs or substitutes its own stock for the Shares underlying the outstanding SARs, a Participant's assumed SARs or substituted SARs shall become exercisable as to all of the shares subject to such SARs in the event the Participant's service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control.

     (f) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant holding the SAR (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of any cash or the Fair Market Value of any Shares received upon exercise of a SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SAR exceeds the Exercise Price.

     (g) Prohibition on Repricing. The Committee shall not reduce the Exercise Price of a SAR (except for adjustments permitted by Section 17), or cancel and replace an existing SAR with a SAR having a lower Exercise Price, without first obtaining approval for such actions from the Company's stockholders.

SECTION 11.  RESTRICTED STOCK UNITS.

     (a) Award Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Award Agreement shall specify the number of Restricted Stock Units and the circumstances (if any) under which the Stock Units can be deferred. The Committee may condition a Participant's eligibility for a grant of Restricted Stock Units on the achievement by the Company or a Subsidiary or business unit of the Company of a target level of performance for a specified Performance Cycle, in which case the Award shall be a Performance Award subject to Section
12. The provisions of the various Award Agreements granting Stock Units under the Plan need not be identical.

     (b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

     (c) Vesting Conditions. Each Award of Restricted Stock Units to an Employee shall become fully vested, in the discretion of the Committee, over a period no shorter than three years, as specified in the Award Agreement, except that Restricted Stock Units granted to a new Employee in the fiscal year of the Company in which his Service commences may vest more quickly. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Employee's termination of employment or directorship, the unvested Stock Units shall be forfeited. Restricted Stock Units shall immediately become vested in the event of a Change in Control unless the Stock Units vest on the basis of the performance of the Company, a Subsidiary or a business unit, in which case the provisions of Section 12 shall control, or unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Stock Units or substitutes its own stock for the outstanding Stock Units. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Stock Units or substitutes its own stock for the Shares underlying the outstanding Stock Units, a Participant's assumed or substituted Restricted Stock Units shall become immediately vested in the event the Participant's service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control. The vesting requirements of Restricted Stock Units granted to Outside Directors shall be subject to Section 15(b).

     (d) Voting and Dividend Rights. Participants holding Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. The Committee, in its discretion, may grant dividend equivalents from the date of grant or only after a Stock Unit is vested.

     (e) Settlement of Stock Units. Settlement of vested Stock Units shall be made in the form of Shares, except that dividend equivalents credited on Stock Units shall be paid in cash. Distribution of Shares attributable to Stock Units may occur or commence when all vesting and settlement conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date in accordance with Section 18. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 17.

     (f) Creditors' Rights. A Participant holding Stock Units shall have no rights thereby other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

SECTION 12.  PERFORMANCE AWARDS.

     (a) Award Agreement. Each grant of Performance Awards under this Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such Performance Awards shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Award Agreements granting Performance Awards under the Plan need not be identical.

     (b) Eligibility. Within 90 days after the commencement of a Performance Cycle, the Committee shall determine the Employees who are eligible to receive a Performance Award for the Performance Cycle, provided that the Committee may determine the eligibility of any Employee other than a 162(m) Employee after the expiration of this 90-day period.

     (c) Performance Cycle. Performance Awards shall be granted in connection with a Performance Cycle, as determined by the Committee in its discretion, provided that a Performance Cycle may be no shorter than 12 months and no longer than 5 years.

     (d) Earn-Out.

        (i) Within 90 days after the commencement of a Performance Cycle, the Committee shall fix and establish in writing the Performance Criteria that shall apply to that Performance Cycle and the Maximum Amount that may be paid to each recipient of a Performance Award. The Committee shall also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Performance Award shall be paid, and, if applicable, the maximum amount that may be earned upon attainment of various levels of performance that equal or exceed the minimum required level, and any vesting schedule that shall apply after the Performance Award is earned.

        (ii) The Committee may, in its discretion, select Performance Criteria that measure the performance of the Company or one or more business units or Subsidiaries of the Company. The Committee may select Performance Criteria that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

        (iii) The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the Performance Awards payable to any Employee with respect to any given

Performance Cycle, provided that no reduction shall result in an increase in the dollar amount or number of Shares payable under any Performance Award of another Employee.

        (iv) No 162(m) Employee shall be paid any Performance Award until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Criteria. Performance Awards awarded to Participants who are not 162(m) Employees shall be based on the Performance Criteria and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Criteria and formulas may be the same as or different than the Performance Criteria and formulas that apply to 162(m) Employees.

     (e) Vesting.

        (i)    Each  Performance  Award  shall  vest, in the  discretion  of the
Committee, over such period as is specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Participant's termination of employment with respect to any earned Performance Awards, the unvested Performance Awards shall be forfeited.

        (ii) In the event of a Change in Control, any Performance Award (including any dividend equivalents, interest or other forms of return credited on the Performance Award) that has been earned but remains unvested shall immediately become fully vested, unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Performance Award, converts the Performance Award to its own stock, or substitutes its own stock for any Shares underlying the Performance Award. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Performance Awards, converts the Performance Award to its own stock, or substitutes its own stock for any Shares underlying the Performance Award, a Participant's assumed or substituted Performance Awards shall become immediately vested in the event the Participant's service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control.

     (f) Settlement of Performance Awards. Performance Awards shall be settled solely in the form of Restricted Shares or Stock Units or any combination of the foregoing.

     (g) Dividend Equivalents. A Performance Award may be credited with dividend equivalents, interest or any other form of investment return, as determined by the Committee. These credits shall be distributed to the Participant immediately.

     (h) Section 162(m) of the Code. It is the intent of the Company that Performance Awards be "performance-based compensation" for purposes of Section 162(m) of the Code, that this Section 12 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(C) of the Code and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Performance Awards. If any provision of this Plan or any Performance Award would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid this conflict.

SECTION 13.  LEAVES OF ABSENCE.

     An Employee's Service shall cease when such Employee ceases to be actively employed by, or a consultant or adviser to, the Company (or any Subsidiary), as determined in the sole discretion of the Committee. Service does not terminate when an Employee goes on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting or if continued service crediting is required by applicable law. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee shall determine which leaves count toward Service and when Service terminates for all purposes under the Plan.

SECTION 14.  TERMINATION FOR CAUSE.

     Notwithstanding anything to the contrary herein, if an Employee incurs a termination of Service for Cause, then all of the Employee's outstanding Options and SARs, whether vested or unvested, and all of the Employee's unvested Restricted Shares and Restricted Stock Units shall immediately be cancelled.

SECTION 15.  DIRECTOR AWARDS.

     (a) Annual Grant. On the first business day following the day of each annual meeting of the stockholders of the Company, each Outside Director shall be granted, in the discretion of the Board of Directors, 750 Restricted Shares, 750 Restricted Stock Units or an Option to purchase 1,500 Shares, in each case subject to adjustment as provided in Section 17. Notwithstanding anything to the contrary herein, the Board of Directors shall determine the terms of any Award to an Outside Director, which terms shall be set forth in an Award Agreement between the recipient and the Company. The terms of any Award of Restricted Shares shall conform to the provisions of Section 6, the terms of any Award of Restricted Stock Units shall conform to the provisions of Section 11, and the terms of any Award of Options shall conform to the provisions of Section 8, in each case except to the extent specifically modified by this Section 15.

     (b) Vesting. Each Award of Restricted Shares, Restricted Stock Units or Options to an Outside Director shall become fully vested, in the sole discretion of the Board of Directors, over a period no shorter than six months, as specified in the Award Agreement. Vesting shall occur, at once or in installments, upon satisfaction of the conditions set forth in the Award Agreement. If the conditions on vesting have not been satisfied as of the termination of the Outside Director's Service, the unvested Awards shall be forfeited.

     (c) Option Term. The Award Agreement granting an Option shall specify the term of the Award, which term shall not be longer than 10 years, and shall provide for expiration of the Option prior to the end of the term in the event of termination of the Outside Director's Service, as described below:

          (i) In the event of termination of the Outside Director's Service due to death or Disability, the term of the Option shall expire as of the earlier of the first anniversary of such termination of Service or the original expiration date specified in the Award Agreement.

          (ii) In the event of the Outside Director's involuntary termination of Service or termination of Service due to the expiration of the Outside Director's term on the Board of Directors, the term of the Option shall expire as of the earlier of 90 days following the date of the Outside Director's termination or the original expiration date specified in the Award Agreement.

          (iii) In the event of the Outside Director's voluntary resignation prior to the expiration of the Outside Director's term on the Board of Directors, all outstanding Options shall immediately be cancelled and all unvested Restricted Shares shall immediately be forfeited.

SECTION 16.  DEATH OF RECIPIENT.

     Any Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of an Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

SECTION 17.  ADJUSTMENT OF SHARES.

     (a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (i)   The number of Shares available  for future  Awards under Section
     5(a);

          (ii) The limitation on Shares available for grant to any individual under Section 5(d);

          (iii) The number of Shares covered by each outstanding Option and SAR;

          (iv)  The Exercise Price under each outstanding Option and SAR; or

          (v) The number of Stock Units included in any Award that has not yet been settled.

Except as provided in this Section 17, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. No adjustment shall be made with respect to Awards granted to a 162(m) Employee to the extent the adjustment would cause the Award to fail to qualify as performance-based compensation under
Section 162(m) of the Code.

     (b) Dissolution or Liquidation. To the extent not previously exercised or settled, all Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

     (c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for the following:

         (i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

         (ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, provided that any such Award shall become immediately and fully vested if the employment of the Participant holding the Award is involuntarily terminated without Cause within 24 months of the effective date of the reorganization;

         (iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards. provided that any such Award shall become immediately and fully vested if the employment of the Participant holding the Award is involuntarily terminated without Cause within 24 months of the effective date of the reorganization;

         (iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

          (v) Settlement of the outstanding Awards (including any dividend equivalents, interest or other return credited to the Participant's deferred compensation account) in cash or cash equivalents followed by cancellation of such Awards.

When an Award is granted or at any time thereafter, the Committee, in its discretion, may specify how the Award shall be treated in the event of a merger or other reorganization if the agreement of merger or reorganization does not make provision for outstanding Awards.

     (d) Reservation of Rights. Except as provided in this Section 17, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the Exercise Price of Shares subject to an Option or SAR. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 18.  DEFERRAL OF AWARDS.

     (a) Deferral Forms. The Committee (in its sole discretion) may permit an Employee or Outside Director to:

         (i) have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units;

         (ii) have cash that otherwise would be paid to such Employee as a result of the exercise of a SAR credited to a deferred compensation account established for such Employee by the Committee as an entry on the Company's books; or

         (iii) have Shares that otherwise would be delivered to such Participant as Restricted Shares or as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

     (b) Deferral Conditions. If the deferral or conversion of Awards is permitted, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) with respect to the settlement of deferred compensation accounts established under this Section 18. The Award Agreement may provide that, in the event of the Participant's death, disability, involuntary termination of Service or attainment of a particular age, a deferred Award shall be paid to the Participant, to the extent vested, unless the Participant affirmatively elects to continue to defer distribution.

     (c) Effect of a Change in Control. In the event of a Change in Control, any amounts credited to a deferred compensation account shall continue to be deferred if the Stock of the Company continues to be publicly traded following the Change in Control, except to the extent that the Award Agreement provides otherwise. If the Stock of the Company is not publicly traded following the Change in Control, the full value of the deferred amounts shall be settled in cash or cash equivalents and immediately distributed to the Participant.

     (d) Voting and Dividend Rights. A deferred compensation account established under this Section 18 may be credited with dividend equivalents, interest or other forms of investment return, as determined by the Committee in its discretion. Any dividend equivalents issued on the deferred amounts shall be paid to the Participant immediately. A Participant shall not have voting rights with respect to deferred Shares until the Shares are distributed to the Participant. A Participant for whom a deferred compensation account is established shall have no rights with respect to the deferred amounts other than the rights of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between the Participant and the Company.

SECTION 19.  FRACTIONAL SHARES.

     No fractional Shares shall be issued under the Plan. If a Participant acquires the right to receive a fractional Share under the Plan, the Participant shall receive, in lieu of the fractional Share, an amount in cash equal to the Fair Market Value of the fractional Share as of the date of settlement of the Award.

SECTION 20.  AWARDS UNDER OTHER PLANS.

     The Company may grant awards under other agreements, plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan as Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5(a).

     The Company may also grant Shares under this Plan in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity. Such Shares shall not reduce the number of Shares available under Section 5(a).

SECTION 21.  NONTRANSFERABILITY OF AWARD.

     No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except as provided below:

     (a) An Award may be transferred by will or by the laws of descent or distribution.

     (b) Restricted Shares may be freely transferred after the Shares vest and are delivered to the Participant, provided that Restricted Shares awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an effective registration for resale under the Securities Act. For purposes of this subsection (b), "affiliate" shall have the meaning assigned to that term under Rule 144.

SECTION 22.  LEGAL AND REGULATORY REQUIREMENTS.

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, applicable state securities laws and regulations and the regulations of the National Association of Securities Dealers or any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency that the Company determines is necessary or advisable. Awards under the Plan are also intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of the Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision shall be interpreted and deemed amended so as to avoid conflict. No Participant shall be entitled to receive, exercise, transfer or settle any Award if the grant, exercise, transfer or settlement would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

SECTION 23.  WITHHOLDING TAXES.

     (a) General. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

     (b) Method of Satisfying Withholding Obligations. The Committee, in its sole discretion, may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares or cash that otherwise would be issued to him or her, or by surrendering all or a portion of any Shares that he or she previously acquired and has held for at least six months. Such Shares shall be valued at their Fair Market Value as of the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 24.  NO EMPLOYMENT RIGHTS.

     No provision of the Plan nor any right or Option granted under the Plan shall be construed to give any person the right to become, to be treated as, or to remain an Employee or director of the Company. The Company and its Subsidiaries reserve the right to terminate any person's employment at any time and for any reason, with or without notice.

SECTION 25.  NO SEGREGATION OF ASSETS.

     Neither the Company nor any Subsidiary shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

SECTION 26.  EFFECT ON OTHER PLANS.

     Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any other employee benefit plan of the Company or a Subsidiary, except as the Committee otherwise provides. The adoption of the Plan shall have no impact on Awards made or to be made under any other benefit plan covering an employee of the Company or a Subsidiary or any predecessor or successor of the Company or a Subsidiary.

SECTION 27.  DURATION AND AMENDMENTS.

     (a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on May 27, 2011, and may be terminated on any earlier date pursuant to subsection (b) below.

     (b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with the consent of the person to whom the Award was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. Notwithstanding the foregoing, no material revision to the terms of the Plan shall be effective until the amendment is approved by the stockholders of the Company. A revision is "material" for this purpose if, among other changes, it materially increases the number of Shares that may be issued under the Plan (other than an increase described in Section 5(b) or Section 17 of the Plan), changes the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan or decreases the Exercise Price at which Options or SARs may be granted (other than an adjustment in Exercise Price permitted by Section 17).

     (c) Effect of Amendment or Termination. The termination of the Plan or any amendment thereof shall not affect any Share previously issued or any Award previously granted under the Plan. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option or SAR or settlement of a Stock Unit granted prior to such termination.

SECTION 28.  CHOICE OF LAW.

     The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by federal law.

SECTION 29.  SEVERABILITY.

     If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

SECTION 30.  EXECUTION.

     To record the adoption of the Plan by the Board of Directors effective as of April 12, 2004, the Company has caused its authorized officer to execute the same.

                                            SILGAN HOLDINGS INC.



                                            By /s/ R. Philip Silver
                                               ---------------------------
                                               R. Philip Silver
                                               Chairman of the Board and
                                               Co-Chief Executive Officer

                                                                       EXHIBIT A

                              PERFORMANCE CRITERIA

In establishing performance targets to measure the performance of the Company, a Subsidiary or a business unit during a specified period pursuant to Section 12 of the Plan, the Committee shall select one or more of the following business criteria:

               (i)     pre-tax or after-tax income;

               (ii)    earnings per Share;

               (iii)   income from operations;

               (iv) earnings before interest expense and provision for income taxes (EBIT);

               (v) earnings before interest expense, provision for income taxes, depreciation and amortization expenses (EBITDA);

               (vi)    net income;

               (vii)   revenue growth;

               (viii)  economic value added (EVA);

               (ix)    return on net or total assets;

               (x)     free cash flow from operations;

               (xi)    free cash flow per Share;

               (xii)   return on invested capital;

               (xiii)  return on stockholders' equity;

               (xiv)   expense reduction;

               (xv)    working capital;

               (xvi)   total stockholder return; and

               (xvii)  performance of the Company's stock price.

The Committee, in its discretion, may elect to exclude, in calculating performance under any of the above criteria, (i) unusual gains, unusual losses and other nonrecurring items, (ii) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its Subsidiaries, (iii) the cumulative effects of accounting changes, (iv) discontinued operations, and (v) any business units, divisions, Subsidiaries or other entities sold or acquired. The Committee may determine no later than 90 days after the commencement of the applicable Performance

Cycle also to exclude other items, each determined in accordance with generally accepted accounting principles in the United States (to the extent applicable).



















                                      2